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                                                         Exhibit Table Number 21
                                                         -----------------------


                        Subsidiaries of the Registrant
                        ------------------------------
                             Tice Technology, Inc.

                       Tice Engineering and Sales, Inc.
                             LandOak Company, Inc.
                          MidSouth Sign Company, Inc.